ARTICLES SUPPLEMENTARY
                                       OF
                           PRUDENTIAL WORLD FUND, INC.

      Prudential World Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

      SECOND: The total number of authorized shares of which the Corporation has authority to issue prior to the filing of these Articles Supplementary is 1,000,000,000 shares of par value of $.01 per share, having an aggregate par value of $10,000,000, divided into two series, consisting of -

            Global Series - 500 million shares
                   125 million Class A shares
                   125 million Class B shares
                   125 million Class C shares
                   125 million Class Z shares

            International Stock Series - 500 million shares
                   125 million Class A shares
                   125 million Class B shares
                   125 million Class C shares
                   125 million Class Z shares

      THIRD: Pursuant to Section 2-208.1 of the Maryland General Corporation Law, the Corporation hereby increases the authorized shares of the Corporation as follows: the number of authorized shares of which the Corporation shall have authority to issue has been increased to 1,500,000,000 shares of par value of $.01 per share, having an aggregate par value of $15,000,000 to be divided into three series, consisting of -

            Global Series - 500 million shares
                   125 million Class A shares
                   125 million Class B shares
                   125 million Class C shares
                   125 million Class Z shares

            International Stock Series - 500 million shares
                   125 million Class A shares
                   125 million Class B shares
                   125 million Class C shares
                   125 million Class Z shares

            Prudential Jennison International Growth Fund - 500 million shares
                   125 million Class A shares
                   125 million Class B shares
                   125 million Class C shares
                   125 million Class Z shares

      FOURTH: The aggregate par value of all classes and series of capital stock of the Corporation is hereby increased from $10,000,000 to $15,000,000.

      FIFTH: The forgoing amendments do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation, except that, as contemplated by Article IV, Section 2 of the charter, the "common stock--Global Series," "common stock--International Stock Series" and "common stock--Prudential Jennison International Growth Fund" shall be related to separate portfolios of investments, and thus shall have all of the powers, preferences, and voting and other special rights, and the qualifications, restrictions and limitations set forth in Article IV, Section 7 of the charter of the Corporation.

      SIXTH: The foregoing amendments have been approved the Board of Directors of the Corporation without action by the stockholders pursuant to Section 2-208.1 of the Maryland General Corporation Law (the Corporation being registered as an open-end company under the Investment Company Act of 1940, as amended), in accordance with Section 2-105(c) of the Maryland General Law,

      IN WITNESS WHEREOF, PRUDENTIAL WORLD FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on November 23, 1999.

                                    PRUDENTIAL WORLD FUND, INC.

                                    By: /s/ John R. Strangfeld
                                        ----------------------
                                            John R. Strangfeld
                                            President

ATTEST:
By: /s/ Robert C. Rosselot
    ----------------------
        Robert C. Rosselot
        Secretary

      THE UNDERSIGNED, President of Prudential World Fund, Inc., who executed on behalf of said Corporation the forgoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation, and further verifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                    By: /s/ John R. Strangfeld
                                        ----------------------
                                            John R. Strangfeld
                                            President

State of Maryland                                           Parris N. Glendening
Department of                                                     Governor
Assessments and Taxation             [Seal]
                                                             Ronald W. Wineholt
Charter Division                                                  Director

                                                               Paul B. Anderson
                                                                 Administrator

--------------------------------------------------------------------------------

PIPER & MARBURY                                                 Date: 12-02-1999
1100 CHARLES CENTER SOUTH
36 SOUTH CHARLES STREET
BALTIMORE MD 21201-3020

This letter is to confirm acceptance of the following filing:

ENTITY NAME:. . . .  PRUDENTIAL WORLD FUND, INC.
DEPARTMENT ID     :  D01677368
TYPE OF REQUEST   :  ARTICLES SUPPLEMENTARY
DATE FILED        :  12-02-1999
TIME FILED        :  02:40-PM
RECORDING FEE     :             20.00
ORG. & CAP FEE    :            100.00
EXPEDITED FEE     :             30.00
FILING NUMBER     :  1000097567000000
CUSTOMER ID       :  0000278367
WORK ORDER NUMBER :  0000249585

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES. EVERY YEAR THIS ENTITY MUST FILE A PERSONAL PROPERTY RETURN IN ORDER TO MAINTAIN ITS EXISTENCE EVEN IF IT DOES NOT OWN PERSONAL PROPERTY. A BLANK RETURN WILL BE MAILED BY FEBRUARY OF THE YEAR FOR WHICH THE RETURN IS DUE.

ENTITY TYPE:         ORDINARY BUSINESS - STOCK
STOCK:               Y
CLOSE:               N
EFFECTIVE DATE:      12-02-1999
PRINCIPAL OFFICE:    THE CORPORATION TRUST INCORPORATED
                     300 E LOMBARD ST
                     BALTIMORE MD 21202-0000
RESIDENT AGENT:      THE CORPORATION TRUST INCORPORATED
                     300 E LOMBARD ST
                     BALTIMORE MD 21202